Exhibit 99.1

WestRock Reports Ransomware Incident

ATLANTA--(BUSINESS WIRE)--January 25, 2021--WestRock Company (NYSE: WRK) today announced that on Jan. 23, 2021, the Company detected a ransomware incident impacting certain of its operational and information technology systems.

Promptly upon its detection of the incident, the Company initiated response and containment protocols. The Company’s security teams, supplemented by leading cyber defense firms, are working to remediate this incident. The Company has notified law enforcement and reached out to its customers to apprise them of the situation.

Systems recovery efforts are in process and being implemented as quickly as possible, and teams are working to maintain the Company’s business operations and to minimize the impact on its customers and teammates.

Although WestRock is actively managing this incident and will continue to do so, it has caused and may continue to cause delays in parts of the Company’s business and may result in a deferral or loss of revenue and incremental costs that may adversely impact WestRock’s financial results.

Forward-Looking Information

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. The Company cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements related to (a) the Company’s efforts to remediate the ransomware incident; (b) the Company’s ongoing systems recovery efforts; (c) statements as to the impact of the ransomware incident on the Company’s business operations and its customers and teammates; (d) express or implied statements relating to the Company’s ability to manage the ransomware incident; and (e) statements as to future results of operations and financial projections. Factors that could cause actual results to differ materially from those expressed or implied include the ongoing assessment of the incident; adverse legal, reputational and financial effects on the Company resulting from the incident or additional cyber incidents; and the effectiveness of the Company’s business continuity plans during the ransomware incident. The Company’s businesses are also subject to a number of risks that would affect any such forward-looking statements and may impact management's assumptions. These risks are more particularly described in the Company’s filings with the Securities and Exchange Commission, including in Part I, Item 1A “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2020. The information contained herein speaks as of the date hereof and the Company does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

About WestRock

WestRock (NYSE: WRK) partners with our customers to provide differentiated paper and packaging solutions that help them win in the marketplace. WestRock’s team members support customers around the world from locations spanning North America, South America, Europe, Asia and Australia. Learn more at www.westrock.com.

Contacts

Investors:
James Armstrong, 470-328-6327
Vice President, Investor Relations
james.armstrong@westrock.com

Media:
Courtney James, 470-328-6397
Senior Manager, Corporate Communications and Public Relations
courtney.james@westrock.com